Exhibit 10.3

GENERAL SALES AGREEMENT

Date: March 1, 2018

Supplier: Bright Sun Coffee Co Ltd

Dedicated Agent / Client: GAIS Hong Kong Company Ltd

Indirect Client:  (Agility)

On March 1, 2018, Bright Sun Coffee Co Ltd. hereby acknowledges and appoints “GAIS Hong Kong Company Ltd” to oversee, manage, and service clients in the city of Dongguan and Guangzhou, China, particularly and starting with “ (Agility)”. Bright Sun Coffee Co Ltd. will sell goods directly to GAIS Hong Kong Company Ltd, and will not directly interfere with the affairs between GAIS Hong Kong Company Ltd and her China client, unless Bright Sun Coffee Co Ltd. was explicitly invited to do so by GAIS Hong Kong Company Ltd.

This agreement will have a 24 month (two year) period.

●	Start date: March 1, 2018

●	End Date: February 29, 2020

This agreement does not include any existing Bright Sun Coffee Co Ltd. clients that has been receiving goods or services from Bright Sun Coffee Co Ltd. prior to this date, located in the regions mentioned above. To eliminate confusion, any new account from GAIS Hong Kong Company Ltd is subject to review and approval from Bright Sun Coffee Co Ltd.

On Behalf of Bright Sun Coffee Co Ltd.	On Behalf of GAIS Hong Kong Company Ltd

/s/ Mr Winson H Wong	/s/ Mr Kirin Tso
Mr Winson H Wong, CEO	Mr Kirin Tso,

On Behalf of (Agility)

/s/ Leung, Kwok Hei
Mr Leung, Kwok Hei